Securities and Exchange Commission
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
October 7, 2008

Cadiz Inc.
(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-12114	77-0313235
(Commission File Number)	(IRS Employer Identification No.)

550 South Hope Street, Suite 2850, Los Angeles, California	90071
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (213) 271-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events

On October 7, 2008, Judge Jane Johnson held a hearing with respect to the Company's lawsuit against the Metropolitan Water District of Southern California ("Metropolitan") in order (as previously reported by the Company in a Form 8-K dated September 3, 2008) to rule upon Metropolitan’s claim that it has immunity under the California Government Code for any breach of its duties towards the Company.

In the hearing, Judge Johnson issued a tentative ruling granting Metropolitan’s motion for judgment on the pleadings against the Company's claim for breach of fiduciary duty.  Citing to a very recent decision (July 31, 2008) by the California Supreme Court (Miklosy v. Regents of the University of California), the court indicated that it agreed with Metropolitan’s argument that any breach of duty alleged in the Company’s complaint was subject to statutory immunity, such that even if Metropolitan did breach their duty in failing to accept the Right of Way or refusing to certify the final environmental documents, Metropolitan, as a governmental entity, would have no liability.   The court continued the hearing until October 30, 2008, at which time it will consider whether or not to grant leave to amend the complaint. Following that ruling the Company will evaluate all of its options.

The ruling today pertained only to the Company’s claim for monetary damages from Metropolitan and has no effect on the Company’s continued development of its Dry Year Supply Project as detailed in the press release dated September 18th, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cadiz Inc.

By:	/s/ O'Donnell Iselin II
O'Donnell Iselin II
Chief Financial Officer

Dated:  October 7, 2008